                                                               Exhibit 23.4

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this registration statement of Favorite Brands International, Inc. on Form S-4 of our report dated March 3, 1997 (relating to the combined component financial statements of Mederer Corporation's U.S. Confectionary Operations as of December 31, 1996 and 1995, and for the years then ended), appearing in the prospectus, which is part of this registration statement.

  We also consent to the reference to us under the heading "Experts" in such prospectus.

                                          /s/ Deloitte & Touche LLP

Des Moines, Iowa

February 4, 1999